UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No. _ )

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Preliminary Information Statement
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Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d)(2))
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Definitive Information Statement

PREMIER BIOMEDICAL, INC.
(Name of Registrant as Specified In Its Charter)

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Premier Biomedical, Inc.
P.O. Box 25
Jackson Center, Pennsylvania 16133

November 26, 2019

NOTICE OF ACTION BY WRITTEN CONSENT
IN LIEU OF MEETING OF STOCKHOLDERS

TO OUR SHAREHOLDERS:

This Information Statement is furnished by the Board of Directors of Premier Biomedical, Inc., a Nevada corporation (the “Company”), to holders of record of the Company’s common stock, $0.00001 par value per share, at the close of business on November 7, 2019. The purpose of this Information Statement is to inform the Company’s stockholders of certain actions taken by the written consent of the holders of a majority of the Company’s voting stock, dated as of November 1, 2019. This Information Statement shall be considered the notice required under Section 78.370 of the Nevada Revised Statutes. This Information Statement provides notice that the Board of Directors has recommended and approved, and holders of a majority of the voting power of our outstanding stock have approved, the following items:

1.
An amendment to our Articles of Incorporation to increase the authorized common stock from 1 billion shares to 2 billion shares.

2.
An amendment to our Articles of Incorporation to effect a reverse stock split of our common stock at a ratio of 1-for-600, to be effectuated at any time in 2020 as determined by our Board of Directors in their sole discretion.

3.
An amendment to our Articles of Incorporation to change our name to “Technology Health, Inc.,” to be effectuated at any time in 2020 as determined by our Board of Directors in their sole discretion.

The Company has taken these actions in order to reorganize its capital structure to be more attractive to current and potential investors.

The Increase in Authorized Amendment will become effective on or about December 19, 2019. The Increase in Authorized Amendment is more fully described in the Information Statement accompanying this Notice.

Under the rules of the Securities and Exchange Commission, the above action cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.

This is not a notice of a special meeting of stockholders and no stockholder meeting will be held to consider any matter that will be described herein.

By Order of the Board of Directors William Hartman Chief Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR VOTING STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

INTRODUCTION

This Information Statement is being mailed or otherwise furnished to the holders of common stock, $0.00001 par value per share (the “Common Stock”) of Premier Biomedical, Inc., a Nevada corporation (the “Company”) by the Board of Directors to notify them about certain actions that the holders of a majority of the Company’s outstanding voting stock (the “Majority Stockholders”) have taken by written consent, in lieu of a special meeting of the stockholders. The action was taken on November 1, 2019.

Copies of this Information Statement are first being sent on or before November 27, 2019 to the holders of record on November 7, 2019 of the outstanding shares of the Company’s Common Stock.

General Information

Stockholders of the Company owning a majority of the Company’s outstanding voting stock have approved the following actions (the “Actions”) by written consent dated November 1, 2019, in lieu of a special meeting of the stockholders:

1.
An amendment to our Articles of Incorporation to increase the authorized common stock from 1 billion shares to 2 billion shares.

2.
An amendment to our Articles of Incorporation to effect a reverse stock split of our common stock at a ratio of 1-for-600, to be effectuated at any time in 2020 as determined by our Board of Directors in their sole discretion.

3.
An amendment to our Articles of Incorporation to change our name to “Technology Health, Inc.,” to be effectuated at any time in 2020 as determined by our Board of Directors in their sole discretion.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

No dissenters’ or appraisal rights under the Nevada Revised Statutes (“NRS”) are afforded to the Company’s stockholders as a result of the approval of the Action.

Vote Required

The vote which was required to approve the above Action was the affirmative vote of the holders of a majority of the Company’s voting stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held.

The Company has 10,000,000 authorized shares of Preferred Stock, 2,000,000 of which have been designated as Series A Convertible Preferred Stock (the “Preferred Stock”), all 2,000,000 of which are issued and outstanding as of the date hereof. Each share of Preferred Stock is convertible, at the option of the holder thereof, at any time after the issuance of such share into one (1) fully paid and non-assessable share of Common Stock. Each outstanding share of Preferred Stock is entitled to one hundred (100) votes per share on all matters to which the shareholders of the Company are entitled or required to vote.

The record date for purposes of determining the number of outstanding shares of voting stock of the Company, and for determining stockholders entitled to vote, was the close of business on November 7, 2019 (the “Record Date”). As of the Record Date, the Company had outstanding 63,723,186 shares of Common Stock and 2,000,000 shares of Preferred Stock, resulting in total votes by all voting securities of 263,723,186. Holders of the Common Stock and Preferred Stock have no preemptive rights. All outstanding shares are fully paid and nonassessable.

Transfer Agent

The transfer agent for our Common Stock is Issuer Director Corporation, 1981 Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117.

Vote Obtained - Section 78.320 Nevada Revised Statutes

NRS 78.320 provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting.

In order to eliminate the costs and management time involved in soliciting and obtaining proxies to approve the Action and in order to effectuate the Action as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company. The consenting shareholders own in the aggregate approximately 76% of the outstanding voting stock.

Pursuant to NRS 78.370, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice.

ACTION ONE

AMENDMENT TO THE COMPANY’S
ARTICLES OF INCORPORATION
TO INCREASE THE AUTHORIZED COMMON STOCK

General

On November 1, 2019, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest and directed that there be submitted to the Shareholders for approval, the prospective amendment to the Eighth Article of the Company’s Articles of Incorporation to increase the authorized Common Stock from 1,000,000,000 shares, par value $0.00001, to 2,000,000,000 shares, par value $0.00001 (the “Increase in Authorized Amendment”), a copy of which is attached hereto as Exhibit A. On November 1, 2019, the Majority Stockholders approved the Increase in Authorized Amendment by written consent in lieu of a special meeting of the stockholders.

Reasons for the Increase in Authorized Amendment

Currently, the Company is authorized to issue 1,000,000,000 shares of Common Stock. Of the 1,000,000,000 shares of Common Stock authorized, as of the Record Date, there were 63,723,186 shares of Common Stock issued and outstanding, and over 936 million shares of Common Stock reserved for issuance upon the exercise of outstanding convertible debt, warrants, and options. Consequently, in the event of the conversion of one or more convertible notes, or the exercise of warrants or options, the Company would not have sufficient authorized but unissued shares of Common Stock to honor the conversions.

As a general matter, the Board of Directors does not believe the currently available number of unissued shares of Common Stock is an adequate number of shares to assure that there will be sufficient shares available for issuance in connection with possible future acquisitions, equity and equity-based financings, possible future awards under employee benefit plans, stock dividends, stock splits, and other corporate purposes. Therefore, the Board of Directors approved the increase in authorized shares of Common Stock as a means of providing the Company with the flexibility to act with respect to the issuance of Common Stock or securities exercisable for, or convertible into, Common Stock in circumstances which they believe will advance the interests of the Company and its stockholders without the delay of seeking an amendment to the Certificate of Incorporation at that time.

The Board of Directors is considering, and will continue to consider, various financing options, including the issuance of Common Stock or securities convertible into Common Stock from time to time to raise additional capital necessary to support future growth of the Company. As a result of the Increase in Authorized Amendment, the Board of Directors will have more flexibility to pursue opportunities to engage in possible future capital market transactions involving Common Stock or securities convertible into Common Stock, including, without limitation, public offerings or private placements of such Common Stock or securities convertible into Common Stock.

In addition, the Company’s growth strategy may include the pursuit of selective acquisitions to execute its business plan. The Company could also use the additional Common Stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. There are no specific acquisitions under consideration at this time.

ACTION TWO

AMENDMENT TO THE COMPANY’S
ARTICLES OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT

General

On November 1, 2019, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest and directed that there be submitted to the Shareholders for approval, the prospective amendment to the Eighth Article of the Company’s Articles of Incorporation, a copy of which is attached hereto as Exhibit A (the “Reverse Split Amendment”), to effect a reverse split of the Company’s outstanding Common Stock at a ratio of 1 share for every 600 shares. The Reverse Split Amendment will be effectuated at a date in 2020 chosen by the Board of Directors in their sole discretion. On November 1, 2019, the Majority Stockholders approved the Reverse Split Amendment by written consent in lieu of a special meeting of the stockholders.

Reasons for the Reverse Split

We do not have enough authorized common stock to reserve the full amount required by various outstanding convertible notes, nor may we issue additional shares of common stock in other financings until we have reserved the number of shares the various notes require. Therefore, our Board of Directors believes that the Reverse Split is in our best interest because it will increase the number of authorized but unissued shares, allowing us to reserve the number of shares required by the various notes and making it possible to seek out additional financing when needed.

Facilitating the necessary reserves is not the only reason for the reverse split, however. In addition, our Board of Directors believes that the Reverse Split is in our best interest because it may increase the bid price of our Common Stock and facilitate our ability to attract investment. Our common stock is currently quoted on the OTCQB tier of the marketplace maintained by OTC Markets Group, Inc. under the symbol “BIEI.” Our stock traded there since 2012. The OTCQB requires that companies maintain a stock price of at least $0.01 to remain eligible for quotation on the OTCQB, and our common stock currently trades at approximately $0.0015 per share. Because we are currently under this threshold, we have received a warning letter from OTC Markets that we are no longer eligible for quotation on the OTCQB and will be dropped to a lower trading tier on or about January 19, 2020. The Reverse Split will help us to maintain a bid price above $0.01 per share so we can again become eligible for quotation on the OTCQB.

Our Board of Directors believes that conducting the Reverse Split may increase our ability to attract investment, as our Board of Directors also believes that we need to seek additional financing to fund our business plan and that the Reverse Split is a necessary pre-requisite to conducting financings. Currently, we have issued and outstanding convertible notes that require reserves of authorized shares for conversion of the notes. We have reserved the remainder of our authorized, unissued common stock for conversion of these notes. Without the reverse split, we will not be able to raise money through the issuance of equity or convertible debt securities.

Our Board of Directors also believes that the current price of our Common Stock impairs an efficient market in our Common Stock. This is due to several factors that impact lower priced stocks, including (1) a reluctance among certain institutions and investors to invest in low priced securities, (2) internal restrictions imposed by many securities firms on the solicitation of orders for low priced stocks by stockbrokers, (3) the ineligibility of our Common Stock for margin loans due to its low share price, (4) a reluctance among analysts to write research reports on low priced stocks due to the preceding factors, and (5) high transaction costs relative to share price due to the prevailing rule that commissions charged on the purchase and sale of stock, as a percentage of share price, are higher on lower priced stocks.

There can be no assurance that if we effect the Reverse Split we will successfully complete a financing.

Effect on Common Stock

Our Board of Directors believes that the Reverse Split will have the effect of increasing the market price per share of our Common Stock and, while the Board of Directors believes that the Reverse Split will not immediately alleviate all the above factors, it does believe that such increase may, over time, alleviate some or all of the factors noted above and lead to a more efficient market in our Common Stock. In addition, an increase in the per share price of our Common Stock may also generate greater investor interest in our Common Stock, thereby possibly enhancing the marketability of our Common Stock to the financial community.

The immediate effect of the Reverse Split will be to reduce the number of issued and outstanding shares of our Common Stock from 63,723,186 to approximately 106,206 (based on a 1-for-600 ratio). The par value of our Common Stock will remain $0.00001 per share and the number of shares of Common Stock authorized to be issued will remain the same (at either 1,000,000,000 shares or 2,000,000 shares, depending on the outcome of Proposal One, above). The Reverse Split will not reduce or affect our authorized or outstanding shares of Preferred Stock.

The following table sets forth the effects of the Reverse Split on our outstanding and authorized capital at a ratio of 1-for-600:

	Outstanding Common Stock	Outstanding Preferred Stock	Authorized Common Stock	Authorized Preferred Stock	Authorized Capital Stock	Authorized and Unissued Common Stock
Current	63,723,186	2,000,000	2,000,000,000	10,000,000	2,010,000,000	936,276,814
After Split	106,206(1)	2,000,000	2,000,000,000	10,000,000	2,010,000,000	1,999,893,794(1)

(1)
Approximately.

In addition, (i) proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders to purchase shares of our Common Stock, which will result in approximately the same aggregate price being required to be paid for such options and warrants upon exercise immediately as would have been required immediately preceding the Reverse Split, and (ii) the number of shares that may be issued upon the exercise of conversion rights by holders of securities convertible into our Common Stock will be reduced proportionately based on the Reverse Split ratio.

The Reverse Split will affect all of the holders of our Common Stock uniformly and will not affect any Common Stockholder’s percentage ownership interest or proportionate voting power, except for insignificant changes that will result from the rounding up of fractional shares as discussed below. Our outstanding options, warrants and convertible notes contain provisions that are intended to protect the holders against dilution of the holders’ percentage interest in the Company and that also effect a reduction in the exercise price of the option in the event our shares are issued at less than the option exercise price.

The current number of holders of record of our Common Stock is approximately 107, not including shares held in in brokerage accounts (“street name”) which is unknown. Following the Reverse Split, the number of our shareholders of record will remain the same, as any of our shareholders with less than one share will be rounded up in the exchange to one share.

Although the Reverse Split may increase the per share market price of our Common Stock, an increase in price can neither be assured nor calculated with certainty. The per share market price of our Common Stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split and such per share market price may be less than the proportionate increase in the number of shares outstanding as a result of the Reverse Split. There can be no assurance that the Reverse Split will lead to a sustained increase in the per share market price of our Common Stock or that the factors discussed above that we believe impair an efficient market in our Common Stock will be alleviated.

Shareholders should also be aware that the Reverse Split may result in a decrease in the trading volume of the Common Stock due to the decrease in the number of outstanding shares. The per share market price of our Common Stock may also change as a result of other unrelated factors, including the performance of our business, general market conditions and other factors related to our business.

Effect on Preferred Stock and Change in Control

The conversion ratio of our Preferred Stock will be reduced proportionately based on the Reverse Split ratio of 1-to-600. This means that after the Reverse Split, each share of Preferred Stock will be convertible into 0.00000667 of one share. As a result, the holders of the 2,000,000 shares of outstanding Preferred Stock will be able to convert their shares of Preferred Stock into an aggregate of 14 shares of Common Stock.

The voting rights of our Preferred Stock will not be affected. On any matters presented to the holders of Common Stock for a vote, the Preferred Stockholders will continue to have one hundred (100) votes for each share of Preferred Stock. Following the Reverse Split, the two holders of the 2,000,000 outstanding shares of Preferred Stock will have 200,000,000 votes on any matter that comes before the stockholders; the holders of Common Stock will have approximately 63,723,186 votes in the aggregate. Therefore, the Preferred Stockholders will have approximately 76% of the votes and control over the Company. Currently there are only two Preferred Stockholders who are officers and directors of the Company, see Security Ownership of Certain Beneficial Owners on page 10 below.

No Fractional Shares

No fractional shares will be issued. Shareholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will receive one whole share of our Common Stock in lieu of the fractional share. No shareholders will receive cash in lieu of fractional shares.

Authorized Shares

The Reverse Split would affect all issued and outstanding shares of our Common Stock and outstanding rights to acquire our Common Stock. Upon the effectiveness of the Reverse Split, the number of authorized shares of our Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of our Common Stock issued and outstanding. As of the Record Date, we had 1,000,000,000 shares of authorized Common Stock and 63,723,186 shares of Common Stock issued and outstanding. As of the Record Date, we had 2,000,000 shares of Series A Convertible Preferred Stock authorized and outstanding. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If we issue additional shares, the ownership interest of holders of our Common Stock will be diluted.

Except as described above with respect to the Notes, we currently have no plans or agreements to issue shares of our common stock.

Procedure for Effecting the Reverse Split

We intend to file the Reverse Split Amendment with the Secretary of State of the State of Nevada on a date to be selected by our Board of Directors in the year 2020 (the “Effective Date”). However, the Effective Date will not be set for a date before (i) 20 days after the commencement of our mailing or otherwise providing this Information Statement and (ii) receipt of approval of the Reverse Split from FINRA.

Beginning on the Effective Date, each certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares. The Reverse Split Amendment has received the unanimous approval of our Board of Directors. The text of the Reverse Split Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board of Directors deems necessary and advisable to effect the Reverse Split.

The Reverse Split will take place on the Effective Date without any action on the part of the holders of our Common Stock and without regard to current certificates representing shares of our Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each stockholder is entitled to receive as a result of the Reverse Split. New certificates for shares of our Common Stock will not be issued at this time. Shareholders who hold shares in certificated form should not do anything with their certificates at this time.

Effect on Registered and Beneficial Shareholders

Upon a Reverse Split, we intend to treat shareholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the Reverse Split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS REQUESTED TO DO SO.

Potential Anti-Takeover Effect

The Reverse Split could adversely affect the ability of third parties to takeover or change the control of the Company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the Reverse Split is not in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of our company, nor is it part of a plan by management to recommend a series of similar amendments to our Board of Directors and shareholders.

No Appraisal Rights

Under Nevada law, shareholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide shareholders with any such right.

Accounting Matters

The Reverse Split will not affect the par value of our Common Stock. As a result, as of the effective time of the Reverse Split, the stated capital attributable to our Common Stock on our balance sheet will be reduced proportionately based on the Reverse Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our Common Stock will be restated because there will be fewer shares of our Common Stock outstanding.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the Reverse Split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-Reverse Split shares were, and the post-Reverse Split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the Reverse Split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Split shares for post-Reverse Split shares pursuant to the Reverse Split. The aggregate tax basis of the post-Reverse Split shares received in the Reverse Split will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Split shares exchanged therefor. The stockholder's holding period for the post-Reverse Split shares will include the period during which the stockholder held the pre-Reverse Split shares surrendered in the Reverse Split.

Our view regarding the tax consequences of the Reverse Split is not binding on the Internal Revenue Service or the courts.

ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE SPLIT.

ACTION THREE

AMENDMENT TO THE COMPANY’S
ARTICLES OF INCORPORATION
TO CHANGE THE NAME OF THE COMPANY

General

On November 1, 2019, the Board of Directors of the Company approved, declared it advisable and in the Company’s best interest and directed that there be submitted to the shareholders of the Company’s voting stock for approval, the prospective amendment to Article One of the Company’s Articles of Incorporation to change the name of the Company to “Technology Health, Inc.,” to be effectuated at any time in 2020 as determined by our Board of Directors in their sole discretion (the “Name Change Amendment”). On November 1, 2019, the Majority Stockholders approved the Name Change Amendment by written consent in lieu of a special meeting of the stockholders.

Reasons for the Name Amendment

As a general matter, the Board of Directors does not believe the current name properly reflects the business operations of the Company. Therefore, the Board of Directors approved the name change as a means to better position the Company in its current business operations. By changing the name of the Company to Technology Health, Inc., the Company will be in a better position to achieve the desired success in the pain management industry.

As a result of the name change, our stock trading symbol will also change. The new symbol will be assigned by FINRA.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth, as of November [7], 2019, certain information with respect to the Company’s equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company’s outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Name and Address (1)	Common Stock Ownership	Percentage of Common Stock Ownership (2)	Series A Preferred Stock Ownership	Percentage of Series A Preferred Stock Ownership (3)

William A. Hartman (4)(10)	971,020 (8)	1.50%	1,000,000	50.0%

Dr. Mitchell S. Felder (4) (5)	968,05 (9)	1.50%	1,000,000	50.0%

Heidi H. Carl (4)(10)	537,080(12)	*	-	-

Jay Rosen (4)	63,120(13)	*	-	-

John S. Borza (4)	619,934(11)	*	-	-

John Pauly(4) (6)	60,500(15)	*	-	-

Dr. Patricio Reyes(4) (7)	520,680(14)	*	-	-

All Officers and Directors as a Group (7 Persons)	3,740,445 (8)(9)(11)(12)(13)(14)(15)	5.56%	2,000,000	100.0%

*
Less than 1%
(1)
Unless otherwise indicated, the address of the shareholder is c/o Premier Biomedical, Inc.
(2)
Unless otherwise indicated, based on 63,723,186 shares of common stock issued and outstanding. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person or group holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.
(3)
Unless otherwise indicated, based on 2,000,000 shares of Series A Convertible Preferred Stock issued and outstanding.
(4)
Indicates one of our officers or directors.
(5)
Dr. Felder’s address is P.O. Box 1332, Hermitage, PA 16148.
(6)
Mr. Pauly’s address is 900 Squire Oaks Drive, Villa Hills, KY 41017.
(7)
Dr. Reyes’ address is 10618 North Eleventh Place, Phoenix, AZ 85020.
(8)
Includes 4,000 shares of common stock that may be acquired upon the conversion of 1,000,000 shares of Series A Convertible Preferred Stock, 200 shares of common stock that may be acquired at $362.50 per share, 420 shares of common stock that may be acquired at $362.50 per share if the Company’s common stock reaches a closing bid price of $750.00 per share and remains at or above $750.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company’s common stock is traded, 6,400 shares of common stock that may be acquired upon the exercise of warrants at $62.50 per share, 4,000 shares of common stock that may be acquired upon the exercise of warrants at $12.50 per share, 34,000 shares of common stock that may be acquired upon the exercise of warrants at $1.25 per share, and 842,000 shares of common stock that may be acquired upon the exercise of warrants at $0.09 per share.

(9)
Includes 12,000 shares of common stock that may be acquired upon the exercise of warrants at $0.0025 per share, 4,000 shares of common stock that may be acquired upon the conversion of 1,000,000 shares of Series A Convertible Preferred Stock, 200 shares of common stock that may be acquired at $362.50 per share, 420 shares of common stock that may be acquired at $362.50 per share if the Company’s common stock reaches a closing bid price of $750.00 per share and remains at or above $750.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company’s common stock is traded, 6,400 shares of common stock that may be acquired upon the exercise of warrants at $62.50 per share, 4,000 shares of common stock that may be acquired upon the exercise of warrants at $12.50 per share, 34,000 shares of common stock that may be acquired upon the exercise of warrants at $1.25 per share, and 579,000 shares of common stock that may be acquired upon the exercise of warrants at $0.09 per share.
(10)
William A. Hartman is the father of Heidi H. Carl. Mr. Hartman disclaims ownership of shares held by his daughter.
(11)
Includes 110 shares of common stock owned members of Mr. Borza’s household, 4,200 shares of common stock that may be acquired by Mr. Borza at $362.50 per share upon the exercise of warrants, 280 shares of common stock that may be acquired at $362.50 per share upon the exercise of warrants if the Company’s common stock reaches a closing bid price of $750.00 per share and remains at or above $750.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company’s common stock is traded, 4,800 shares of common stock that may be acquired upon the exercise of warrants at $62.50 per share, 2,400 shares of common stock that may be acquired upon the exercise of warrants at $12.50 per share, 29,000 shares of common stock that may be acquired upon the exercise of warrants at $1.25 per share, and 579,000 shares of common stock that may be acquired upon the exercise of warrants at $0.09 per share.
(12)
Includes 200 shares of common stock that may be acquired upon the exercise of warrants at $362.50 per share, 280 shares of common stock that can be acquired at $362.50 per share if the Company’s common stock reaches a closing bid price of $750.00 per share and remains at or above $750.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company’s common stock is traded, 5,600 shares of common stock that may be acquired upon the exercise of warrants at $62.50 per share, 3,000 shares of common stock that may be acquired upon the exercise of warrants at $12.50 per share, 24,000 shares of common stock that may be acquired upon the exercise of warrants at $1.25 per share, and 500,000 shares of common stock that may be acquired upon the exercise of warrants at $0.09 per share.
(13)
Includes 200 shares of common stock that may be acquired upon the exercise of warrants at $362.50 per share, 1,600 shares of common stock that may be acquired upon the exercise of warrants at $62.50 per share, 800 shares of common stock that may be acquired upon the exercise of warrants at $12.50 per share, 4,000 shares of common stock that may be acquired upon the exercise of warrants at $1.25 per share, and 52,500 shares of common stock that may be acquired upon the exercise of warrants at $0.09 per share.
(14)
Includes 2,800 shares or the Company’s common stock that may be acquired upon the exercise of warrants at $62.50 per share, 1,400 per share, 16,000 shares of common stock that may be acquired upon the exercise of warrants at $1.25 per share, and 500,000 shares of common stock that may be acquired upon the exercise of warrants at $0.09 per share.
(15)
Consists of 8,000 shares of common stock that may be acquired upon the exercise of warrants at $1.25 per share, and 52,500 shares of common stock that may be acquired upon the exercise of warrants at $0.09 per share.

Other than as set forth above, the issuer is not aware of any person who owns of record, or is known to own beneficially, five percent (5%) or more of the outstanding securities of any class of the issuer.

There are no current arrangements which will result in a change in control.

INTEREST OF CERTAIN PERSONS

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Increase in Authorized Amendment, the Reverse Split Amendment, or the Name Change Amendment which is not shared by all other holders of the shares of Common Stock.

OTHER MATTERS

Expenses

We will bear all costs related to this Information Statement. We will reimburse brokerage houses and other custodians, nominees, trustees and fiduciaries representing beneficial owners of shares for their reasonable out-of-pocket expenses for forwarding this Information Statement to such beneficial owners.

Householding

We will deliver only one copy of this Information Statement to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. Furthermore, we undertake to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement by contacting us at: PO Box 25, Jackson Center, PA 16133, Attention: Investor Relations, or by calling (724) 633-7033. Conversely, if multiple shareholders sharing an address receive multiple Information Statements and wish to receive only one, such shareholders can notify us at the address or phone number set forth above.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the U.S. Securities and Exchange Commission. Such reports, proxy statements and other information are available on the Commission’s website at www.sec.gov.

Stockholders who have questions in regard to any aspect of the matters discussed in this Information Statement should contact William Hartman, Chief Executive Officer of the Company, at (724) 633-7033.

By Order of the Board of Directors

William Hartman
Chief Executive Officer and Director
Jackson Center, Pennsylvania

Exhibit A

Amendment to the Articles of Incorporation
to Increase Authorized Common Stock

CERTIFICATE OF AMENDMENT
OF
ARTICLES OF INCORPORATION
OF
PREMIER BIOMEDICAL, INC.

(Pursuant to NRS 78.385 and 78.390 – after issuance of stock)

The undersigned, being the President and Secretary, respectively, of Premier Biomedical, Inc., a Nevada Corporation, hereby certifies that pursuant to approval of the Board of Directors of said Corporation, and pursuant to Majority Approval of the Shareholders of said Corporation, both obtained on November 1, 2019, it was voted that this Certificate of Amendment of Articles of Incorporation be filed.

The undersigned certify that Article 8 of the Articles of Incorporation is amended and restated to read as follows:

“8.
This Corporation is authorized to issue two classes of shares of stock to be designated as “Common Stock” and “Preferred Stock”. The total number of shares of Common Stock which this Corporation is authorized to issue is Two Billion (2,000,000,000) shares, par value $0.00001. The total number of shares of Preferred Stock which this Corporation is authorized to issue is Ten Million (10,000,000) shares, par value $0.001.

The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the “Board of Directors”) is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a “Preferred Stock Designation”) and as may be permitted by the Nevada Revised Statutes. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

A.
No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

B.
The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, and Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

C.
In addition, the Corporation elects not to be governed by the terms and provisions of Sections 78.2055 and NRS 78.207 of the Nevada Revised Statutes requiring shareholder approval of forward and reverse splits in cases where there is no corresponding increase or decrease in and to the number of Authorized shares of the class or series subject to the forward or reverse split and, therefore, shareholder approval will not be required for the Board of Directors of this Corporation to authorize forward and reverse splits of this Corporation’s securities without corresponding increases or decreases in and to the number of Authorized shares of the class or series subject to the forward or reverse split.

D.
No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person, or any transaction with an interested stockholder, or any Board action with respect to Sections 78.2055 and 78.207 NRS, occurring prior to such amendment or repeal.”

The undersigned hereby certifies that he has on [•], 2019, executed this Certificate amending the Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

William A. Hartman, President	Heidi H. Carl, Secretary